As filed with the Securities and Exchange Commission on April 14, 2014

Registration No. 333-_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________________

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________________________________________

COMMUNITYONE BANCORP
(Exact name of registrant as specified in its charter)

North Carolina	6022	56-1456589
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1017 E. Morehead Street
Charlotte, NC 28204
(336) 626-8300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 ___________________________________________

Beth S. DeSimone
Executive Vice President, Corporate Secretary and General Counsel
1017 E. Morehead Street
Charlotte, North Carolina 28204
(980) 819-6213
(Name, address, including zip code, and telephone number, including area code, of agent for service)

 ___________________________________________

with a copy to:

Paul Freshour
Richard E. Baltz
Arnold & Porter LLP
555 12th Street, NW
Washington, DC 20004-1206
Telephone: (202) 942-5000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement is declared effective, subject to market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D.  or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D.  filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller-reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Larger accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1) (shares)	Proposed maximum offering price ($)	Amount of registration fee (3) ($)
Primary Offering by the Registrant
Common Stock, no par value per share (2)		20,000,000 (3)	2,576
Secondary Offering by the Selling Shareholder
Common Stock, no par value per share (2)	1,085,554	11,550,290 (4)	1,488
Warrant (5)	22,072	234,846 (4)	30
Total for Secondary Offering	1,107,626	11,785,136	1,518

(1)
There are being registered hereunder such indeterminate number of shares of common stock as shall have an aggregate initial offering price not to exceed $20,000,000. In addition, up to 1,107,626 shares of common stock may be sold from time to time pursuant to this registration statement by the selling shareholder.

(2)
Each share of common stock includes the right to purchase shares of Registrant’s Junior Participating Preferred Stock, Series B, pursuant to a Tax Benefits Preservation Plan, dated as of April 15, 2011, as amended. The preferred share purchase rights are not exercisable until the occurrence of certain events specified in the Tax Benefits Preservation Plan and are transferable solely with the associated shares of common stock. The value attributable to the preferred share purchase rights, if any, is reflected in the value of the Registrant’s associated common stock.

(3)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(4)
Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the shares of common stock as reported on the Nasdaq Capital Market on April 11, 2014.

(5)	The warrant may be sold separately or together with the common stock of the Registrant. There are 22,072 shares of common stock underlying the warrant that may be offered by the selling shareholder.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment, which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion
Preliminary Prospectus dated April 14, 2014

PROSPECTUS

CommunityOne Bancorp (the “Company”, “us” or “we”) may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, shares of our common stock, no par value per share (the “Common Stock” or “Common Shares”), up to an aggregate of $20,000,000. In addition, the United States Department of the Treasury (“Treasury” or the “Selling Shareholder”) may offer and resell from time to time up to 1,107,626 shares of Common Stock, which includes 22,072 shares of Common Stock issuable upon exercise of a warrant that was issued to Treasury on February 13, 2009, and amended and restated on October 21, 2011 (the “Amended TARP Warrant”). Treasury may also offer and resell the Amended TARP Warrant.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For additional information on the methods of sale, you should refer to the section of this prospectus entitled “Plan of Distribution” beginning on page 8. A prospectus supplement, which we will provide to you each time we offer securities, will provide the name of any underwriters, dealers, or agents involved in the sale of the securities and any applicable fee, commission or discount arrangements with them.

This prospectus provides you with a general description of the securities we and the Selling Shareholder may offer. Each time we or the Selling Shareholder offers securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before buying any of the securities being offered.

Our Common Shares are traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “COB”.  The Amended TARP Warrant is not listed on an exchange, and we do not intend to list the Amended TARP Warrant on any exchange.

Investing in our securities involves risks. You should read the “Risk Factors” section beginning on page 6 of this prospectus, as well as in any supplements to this prospectus, before investing in our securities.

The securities offered in the prospectus are not savings or deposit accounts or other obligations of our bank or nonbank subsidiaries and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2014

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process.  Under this shelf registration process, the Company may issue and sell to the public up to $20,000,000 of the Common Shares described in the registration statement, at any time and from time to time, in one or more public offerings. In addition, the Selling Shareholder may, from time to time, use this prospectus to offer and sell, in one or more offerings, up to 1,107,626 Common Shares, which includes 22,072 shares of Common Stock issuable upon exercise of the Amended TARP Warrant as described in this prospectus.

This prospectus provides you with a general description of the securities we or the Selling Shareholder may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of a particular offering by the Company or the Selling Shareholder.  The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by information in any prospectus supplement.  You should read both this prospectus and any applicable prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information,” and “Information Incorporated by Reference.”

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future fling with the SEC incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus and any prospectus supplement.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Common Shares and/or the Amended TARP Warrant covered by this prospectus.  Neither we nor the Selling Shareholder are making an offer to sell any securities in any jurisdiction where the offer or sale is not permitted.

When we refer to “the Company,” “we,” “us” or “our,” we mean CommunityOne Bancorp, a North Carolina corporation, and our subsidiaries. When we refer to “CommunityOne Bancorp” or to the “holding company,” we are referring to CommunityOne Bancorp on a standalone basis.  We refer to CommunityOne Bank, N.A. herein as “our Bank” or “the Bank.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information on its public reference room. In addition, our SEC filings are available to the public on the SEC’s web site at http://www.sec.gov, which contains reports, proxies and information statements and other information regarding issuers that file electronically. In addition our filings are available on the Investor Relations page of our website at http://www.community1.com. The information set forth on our website is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care.

We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act”, after the date of this prospectus.  These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished under Items 2.02 and 7.01, which is deemed not to be incorporated by reference in this prospectus). You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC, but which have not been included or delivered with this document:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 7, 2014;

•	the Company’s Definitive Proxy Statement related to its annual meeting of shareholders to be held on May 28, 2014, as filed with the SEC on April 8, 2014; and

•
the description of our Common Stock set forth in our Registration Statement on Form S-1 filed with the SEC on November 18, 2011, including any amendment or report filed for the purpose of updating such description.

As noted above, our filings are available on the Investor Relations page of our website, http://www.community1.com. The information set forth on our website is not part of or incorporated into this prospectus. We will provide you without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents that are referred to in this prospectus. Requests should be directed to: Pamela Cranford, Investor Relations, CommunityOne Bancorp, 1017 E. Morehead Street, Suite 200, Charlotte, NC, 27204, Tel. (336)-626-8300 or InvestorRelations@community1.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this prospectus and the documents incorporated by reference, and we may from time to time make other statements regarding our outlook or expectations for earnings revenues, expenses and/or other financial, business or strategic matters regarding of affecting the Company that are forward looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements usually can be identified by the use of forward-looking terminology, such as “believes,” “expects,” or “are expected to,” “plans,” “projects,” “goals,” “estimates,” “may,” “should,” “could,” “would,” “intends to,” “outlook” or “anticipates,” or variations of these and similar words, or by discussions of strategies that involve risks and uncertainties, but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to:

•	financial and management resources in the amount, at the times and on the terms required to support our future business;

•	adverse changes in financial performance or condition of our borrowers, which could affect repayment of such borrowers' outstanding loans;

•	credit losses and material changes in the quality of our loan portfolio;

•	new declines in the value of our Other Real Estate Owned (“OREO”);

•	the inaccuracy of assumptions underlying the establishment of our allowance for loan losses;

•	the success we may have in reducing costs and expenses;

•	less favorable general economic conditions, either nationally or regionally; resulting in, among other things, a reduced demand for credit or other services;

•	a new slowdown in the housing markets, or an increase in interest rates, either of which may reduce demand for mortgages;

•	changes in interest rates, spreads on earning assets and interest-bearing liabilities, the shape of the yield curve and interest rate sensitivity;

•	a prolonged period of low interest rates;

•	loss of one or more members of executive management;

•	rapid technological development and changes;

•	disruptions in or manipulations of our operating systems;

•	increased competitive pressures in the banking industry or in the Company's markets;

•	increasing price and product/service competition by competitors;

•	changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (“Federal Reserve”);

•
the outcome of legislation and regulation affecting the financial services industry, including the Company, including the continued effects resulting from the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	changes in accounting principles and standards;

•	the effect of any mergers, acquisitions or other transactions to which we or our subsidiaries may from time to time be a party; and

•	the Company's success at managing the risks involved in the foregoing.

Additional factors that may affect our results are discussed in our Annual Report on Form 10-K under Item “1A, Risk Factors,” or may be contained in our Quarterly Reports on Form 10-Q under headings such as “Risk Factors,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Business,” or in our Current Reports on Form 8-K, among other places.

Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to, and explicitly disclaim any intention to, update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events except as required by law.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and in the documents incorporated by reference in this prospectus and does not contain all of the information that we believe you should consider in making your investment decision. You should read carefully this entire prospectus, any accompanying prospectus supplement and the documents incorporated by reference in this prospectus and any accompanying prospectus supplement before making your investment decision.

CommunityOne Bancorp

Company Overview

We are a bank holding company incorporated in 1984 under the laws of the State of North Carolina. Through our ownership of CommunityOne Bank, N.A., or the "Bank," a national banking association headquartered in Asheboro, North Carolina, we offer a complete line of consumer, wealth management, mortgage and business banking services, including loan, deposit, cash management, investment management and trust services, to individual and business customers through operations located throughout central, southern and western North Carolina. Our shareholders approved an amendment to our articles of incorporation to change our name from FNB United Corp. to CommunityOne Bancorp on June 20, 2013. This change, along with a change in our stock symbol from FNBN to COB, was implemented on July 1, 2013.
In addition to the Bank, we own FNB United Statutory Trust I, FNB United Statutory Trust II, and Catawba Valley Capital Trust II, which were formed to facilitate the issuance of trust preferred securities. The Company also owned Granite Mortgage, Inc., which ceased mortgage operations in 2009, filed for Chapter 11 bankruptcy on February 15, 2012 and completed the bankruptcy case on March 27, 2014.
The Bank holds the stock of First National Investor Services, Inc., which holds deeds of trust for the Bank. The Bank also owned Dover Mortgage, which had previously engaged in the business of originating, underwriting and closing mortgage loans for sale in the secondary market. Dover ceased operations in the first quarter of 2011, filed for Chapter 11 bankruptcy on February 15, 2012 and completed the bankruptcy case on March 27, 2014.
On October 21, 2011, as part of a recapitalization (“Recapitalization”) of the Company, the following transactions occurred: (a) a capital raise of $310 million in a private placement, at a price of $16.00 per share (the “Private Placement”), with investments from (1) affiliates of each of The Carlyle Group (“Carlyle”) and Oak Hill Capital Partners (“Oak Hill Capital” and collectively, the “Anchor Investors”), and (2) various other investors, including certain of our directors and officers (“Additional Investors”); (b) the acquisition of Bank of Granite Corporation ("Granite Corp.") and its subsidiary bank, Bank of Granite, through the merger of a wholly owned subsidiary of ours into Granite Corp.; (c) (1) the exchange of 51,500 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A par value $10.00 per share and liquidation preference $1,000 per share ("Preferred Shares"), held by Treasury and all accrued and unpaid dividends thereon, for an aggregate of 1,085,554 shares of our common stock, pursuant to an agreement between the Company and Treasury (“TARP Exchange Agreement”), and (2) the amendment of the warrant, issued to Treasury to purchase shares of our common stock at an exercise price of $16.00 per share; (d) the settlement by the Bank of $2.5 million aggregate principal amount of subordinated debt outstanding and held by SunTrust Bank for cash in the amount equal to the sum of 35% of the principal amount thereof plus 100% of the unpaid and accrued interest thereon as of the closing date, and the repurchase by the Bank from SunTrust Bank of the shares of nonvoting, nonconvertible, nonredeemable cumulative preferred stock of the Bank held by SunTrust Bank and having an aggregate liquidation preference of $12.5 million for cash in an amount equal to the sum of 25% of the aggregate liquidation preference plus 100% of the unpaid and accrued dividends thereon as of the closing date; and (e) a one-for-one hundred reverse stock split of our common stock effective as of the close of business on October 31, 2011.
We earn revenue primarily from interest on loans and securities investments, gains on the sale of mortgage loans, and fees charged for financial services provided to our customers. Offsetting these revenues are the cost of deposits and other funding sources, provision for loan losses and write-downs in the value of our OREO, and other operating costs such as: salaries and employee benefits, occupancy, data processing expenses and tax expense.
Our common stock is traded on the Nasdaq Capital Market under the ticker symbol “COB.” Our principal executive offices are located at 1017 E. Morehead Street, Suite 200, Charlotte, North Carolina 28204 and our telephone number is (336) 626-8300. Our internet address is http://www.community1.com. The information contained on our web site is not part of this prospectus.

The Securities Being Offered

We may use this prospectus to offer Common Shares, including as part of an offering of Common Shares by the Selling Shareholder. A prospectus supplement will describe the specific amounts, price and detailed terms of any of these Common Shares.

The Selling Shareholder may offer all or a portion of the Common Shares and the Amended TARP Warrant from time to time, in amounts and on terms determined at the time of the offering. A prospectus supplement will describe the specific amounts, prices and detail terms of these offerings.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, we currently intend to use the net proceeds from the sale of Common Shares that may be offered by the Company under this prospectus for general corporate purposes. General corporate purposes may include repayment of debt or the interest payment thereof, capital expenditures, possible acquisitions, investment in our Bank and any other purpose that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purposes. We cannot predict whether the proceeds invested will yield a favorable return.

We will not receive any proceeds from the sale of the Common Shares by the Selling Shareholder.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. If any of these risks occur, the value our Common Shares may decline. You should carefully consider the risk factors set forth under the caption ''Risk Factors’’ in our Annual Report on Form 10-K for the year ended December 31, 2013 and in any other filing we make with the SEC subsequent to the date of this prospectus, each of which are incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision.

PLAN OF DISTRIBUTION
We or the Selling Shareholder may sell the securities being offered by this prospectus separately or together through any of the following methods:

•	directly to investors, stockholders or purchasers;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	through a combination of any of these methods of sale.

In addition, any Common Shares that qualify (or if the Amended TARP Warrant qualifies) for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act” or “Securities Act of 1933”) may be sold under Rule 144 rather than pursuant to this prospectus.
We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

We or the Selling Shareholder may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities in the applicable prospectus supplement.
We and any dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.
In order to comply with the securities laws of certain states, if applicable, any securities covered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers.  In addition, the Common Shares and the Amended TARP Warrant may not be sold unless they have been registered or qualified for sale in each state where offers and sales are made or an exemption from the registration or qualification requirement is available and is complied with in each such state.
Direct Sales and Sales through Agents
We or the Selling Shareholder may directly solicit offers to purchase the securities offered by this prospectus. Agents designated by us or the Selling Shareholder from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us or the Selling Shareholder to an agent in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of his or her appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in Section 2(a)(11) the Securities Act of 1933.
Sales Through Underwriters or Dealers
If we or the Selling Shareholder use an underwriter or underwriters in the sale of securities, we or the Selling Shareholder will execute an underwriting agreement with the underwriter or underwriters at the time an agreement for sale is reached. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. We will describe any of these activities in the applicable prospectus supplement.
If a dealer is used in the sale of the securities, we, the Selling Shareholder or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will set forth the name of the dealer and the terms of the transactions.
We or the Selling Shareholder may directly solicit offers to purchase the securities, and we or the Selling Shareholder may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act of 1933 with respect to any resale of the securities. The applicable prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process.
Agreements we or the Selling Shareholder enter into with agents, underwriters and dealers may entitle them to indemnification by us or the Selling Shareholder against specified liabilities, including liabilities under the Securities Act of 1933, or to contribution by us or the Selling Shareholder to payments they may be required to make in respect of these liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution.

Delayed Delivery Contracts
We or the Selling Shareholder may authorize underwriters, dealers and agents to solicit offers by certain institutional investors to purchase offered securities under contracts providing for payment and delivery on a future date specified in the applicable prospectus supplement. The applicable prospectus supplement will also describe the public offering price for the securities and the commission payable for solicitation of these delayed delivery contracts. Delayed delivery contracts will contain definite fixed price and quantity terms. The obligations of a purchaser under these delayed delivery contracts will be subject to only two conditions:

•	that the institution’s purchase of the securities at the time of delivery of the securities is not prohibited under the law of any jurisdiction to which the institution is subject; and

•	that we shall have sold to the underwriters the total principal amount of the offered securities, less the principal amount covered by the delayed delivery contracts.

Market Making, Stabilization and Other Transactions
To the extent permitted by and in accordance with Regulation M under the Exchange Act, in connection with an offering, an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of these activities at any time.
To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Hedging Transactions

In connection with the sale of Common Shares and/or the Amended TARP Warrant or otherwise, the Selling Shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Common Stock issuable upon exercise of the Amended TARP Warrant in the course of hedging the positions they assume.  The Selling Shareholder may also sell short the Common Stock issuable upon exercise of the Amended TARP Warrant and deliver Common Stock to close out short positions, or loan or pledge the Common Stock issuable upon exercise of the Amended TARP Warrant to broker-dealers that in turn may sell the Common Stock.

The aggregate proceeds to the Selling Shareholder from the sale of the Common Shares and/or the Amended TARP Warrant will be the purchase price of the Common Shares and/or the Amended TARP Warrant less discounts and commissions, if any.

There can be no assurance that the Selling Shareholder will sell any or all of the Common Shares or the Amended TARP Warrant under this prospectus. Further, we cannot assure you that the Selling Shareholder will not transfer or devise the Common Shares or the Amended TARP Warrant by other means not described in this prospectus. The Common Shares and the Amended TARP Warrant covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the Selling Shareholder.  In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Common Shares to engage in market-making activities with respect to the Common Shares being distributed. This may affect the marketability of the Common Shares and the ability of any person or entity to engage in market-making activities with respect to the Common Shares.

We will make copies of this prospectus available to the Selling Shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act, including Rule 153 under the Securities Act.

We have agreed to indemnify the Selling Shareholder against certain liabilities, including certain liabilities under the Securities Act.  We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts, transfer taxes and selling commissions) in connection with the registration and sale of the Common Shares and the Amended TARP Warrant covered by this prospectus.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.  The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

REGULATORY CONSIDERATIONS
The Company is registered as a bank holding company and is subject to regulation by, and the supervision of, the Federal Reserve under the Bank Holding Company Act of 1956, as amended. The Federal Reserve has supervisory and enforcement authority over the Company and its non-bank subsidiaries. Our bank subsidiary, CommunityOne Bank, N.A. is regulated and supervised by the Office of the Comptroller of the Currency, or the OCC. The deposits of our Bank are insured up to applicable limits by the Federal Deposit Insurance Corporation’s Deposit Insurance Fund.
If, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, the regulatory authority may require, after notice and hearing, that the bank cease and desist from such practice. Depending on the financial condition of the bank, the applicable regulatory authority might deem the bank to be engaged in an unsafe or unsound practice if the bank were to pay dividends. The Federal Reserve has issued policy statements that provide that insured banks and bank holding companies should generally only pay dividends out of current operating earnings.
Depository institutions, such as CommunityOne Bank, also are affected by various federal and state laws, including those relating to consumer protection and similar matters. For a discussion of the material elements of the regulatory framework applicable to us as a bank holding company and to our subsidiaries, please refer to Item 1“Business,” in our Annual Report on Form 10-K for the year ended December 31, 2013, and to the subsequent reports we have filed with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the Deposit Insurance Fund and is not for the protection of security holders.
The Company is a legal entity separate and distinct from its banking and other subsidiaries and has in the past relied on dividends from the Bank as its primary source of liquidity. As a national bank, CommunityOne is subject to restrictions on the amount of dividends it may pay to the Company. Unless a national bank receives prior approval from the OCC, the bank may not declare a dividend if the total amount of all dividends (common and preferred), including the proposed dividend, declared by the bank in any current year exceeds the total of the bank’s net income for the current year to date, combined with its retained net income for the preceding two years, less the sum of any transfers required by the OCC and any transfers required to be made to a fund for the retirement of any preferred stock. In addition, a national bank may not pay a dividend if the bank would be undercapitalized after the dividend payment is made. The Bank is also currently restricted from paying dividends if it is not in compliance with its OCC-approved business plan.
The Company elected in April 2010 to defer further interest payments on each of the series of junior subordinated debt securities relating to the trust preferred securities of FNB United Statutory Trust I, FNB United Statutory Trust II, and Catawba Valley Capital Trust II. These interest payments were brought current in order to consummate the Recapitalization, but are again being deferred. We have the right under each indenture for the junior subordinated debt securities to defer interest payments for up to 20 consecutive calendar quarters. The deferral provisions for these securities were intended to provide us with a measure of financial flexibility during times of financial stress due to market conditions, such as the current state of the financial and real estate markets. As a result of our election to exercise our contractual right to defer interest payments on our junior subordinated debt securities, we will also be unable to pay dividends on our common stock until such time as we are current on interest payments on the junior subordinated debt securities. The Company would need to obtain prior approval from the Federal Reserve Bank of Richmond to bring those interest payments current and to pay a dividend to the shareholders.

SELLING SHAREHOLDER

This prospectus also relates to the possible resale by the Selling Shareholder of up to an aggregate of 1,107,626 shares of our Common Stock which includes 22,072 shares of Common Stock issuable upon exercise of the Amended TARP Warrant, and the Amended TARP Warrant that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part (or were issued pursuant to the exercise or conversion of securities outstanding as of such date). The Selling Shareholder acquired 1,085,554 shares of Common Stock from us on October 21, 2011 in connection with the Recapitalization pursuant to the TARP Exchange Agreement between the Company and the Selling Shareholder.The Selling Shareholder received a warrant to purchase shares of Company common stock pursuant to a letter agreement entered into on February 13, 2009 between the Company and the Selling Shareholder under the Troubled Asset Relief Program and the Capital Purchase Program (the “TARP Warrant”). The TARP Warrant was amended and restated on October 21, 2011 in connection with the Recapitalization and is referred to in this prospectus as the Amended TARP Warrant.
The table below sets forth information concerning the resale of Common Stock and the Amended TARP Warrant by the Selling Shareholder.  We will not receive any proceeds from the sale of the Common Shares by the Selling Shareholder.  The aggregate proceeds to the Selling Shareholder from the sale of the Common Shares and/or the Amended TARP Warrant will be the purchase price of the Common Shares and/or the Amended TARP Warrant less discounts and commissions, if any.
When we refer to “Selling Shareholder” in this Prospectus, including in the “Plan of Distribution” section of this Prospectus, we mean the person listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Shareholder’s interests in shares of our Common Stock other than through a public sale.
Except as discussed below, the Selling Shareholder has not held any position or office or had any other material relationship with the Company or any of our predecessors or affiliates within the past three years.

Because the Selling Shareholder may sell all, some or none of the Common Shares and/or the Amended TARP Warrant pursuant to this prospectus, no estimate can be given as to the amount of Common Shares that will be held (or whether the Amended TARP Warrant will be held) by the Selling Shareholder upon termination of any offering made pursuant to this registration statement.  For purposes of the table below, we have assumed that the Selling Shareholder will sell all of the Common Shares and the Amended TARP Warrant.  To our knowledge, the Selling Shareholder has sole voting and investment power with respect to the Common Shares and the Amended TARP Warrant.

The percentages below are calculated based on 21,973,183 Common Shares issued and outstanding as of April 11, 2014.

	Beneficial Ownership Prior to the Offering			Beneficial Ownership After the Offering
Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned(1)	Percent(2)	Common Shares Being Offered	Number of Common Shares Beneficially Owned	Percent(2)
United States Department of the Treasury 1500 Pennsylvania Avenue Washington, D.C. 20022	1,107,626(3)	5.0%	1,107,626(2)	0	*
* Less than 1 percent

(1)                                  In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any Common Shares over which such person has voting or investment power, and any Common Shares that such person has the right to acquire beneficial ownership of within 60 days of April 11, 2014.

(2)                                  In computing the percentage of shares beneficially owned by each person named above, any shares which the person has a right to acquire within sixty (60) days after April 11, 2104 are deemed outstanding for the purpose of computing the percentage of Common Stock beneficially owned by that person.

(3)          Includes 1,085,554 shares of Common Stock issued on October 21, 2011, and 22,072 shares of Common Stock issuable upon exercise of the Amended TARP Warrant.

Our operations are regulated by various U.S. governmental authorities, including in certain respects by Treasury. Pursuant to the TARP Exchange Agreement, Treasury has the right to an observer on the Board of Directors for so long as it owns at least 5% of the issued and outstanding Common Shares.  Other than through its role as a regulator, the observer on the Board of Directors and the acquisition of Common Stock and the Amended TARP Warrant, Treasury has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.  In addition, Treasury is the beneficiary of certain registration rights, including demand and “piggy-back” registration rights and is the beneficiary of indemnification.

The following description was provided by Treasury and is derived from the website of Treasury. Treasury is the executive agency of the United States government responsible for promoting economic prosperity and ensuring the financial security of the United States. Treasury is responsible for a wide range of activities, such as advising the President of the United States on economic and financial issues, encouraging sustainable economic growth and fostering improved governance in financial institutions. Treasury operates and maintains systems that are critical to the nation’s financial infrastructure, such as the production of coin and currency, the disbursement of payments to the American public, revenue collection and the borrowing of funds necessary to run the federal government. Treasury works with other federal agencies, foreign governments, and international financial institutions to encourage global economic growth, raise standards of living and, to the extent possible, predict and prevent economic and financial crises. Treasury also performs a critical and far-reaching role in enhancing national security by implementing economic sanctions against foreign threats to the United States, identifying and targeting the financial support networks of national security threats and improving the safeguards of our financial systems. In addition, under the Emergency Economic Stabilization Act of 2008 Treasury was given certain authority and facilities to restore the liquidity and stability of the financial system.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (the “FTCA”), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. Thus, any attempt to assert a claim against Treasury alleging a violation of the federal securities laws, including the Securities Act and the Exchange Act, resulting from an alleged material misstatement in or material omission from this prospectus or any applicable prospectus supplement or the registration statement of which this prospectus is a part, or any other act or omission in connection with the offering to which this prospectus or any applicable prospectus supplement relates, likely would be barred. In addition, Treasury and its members, officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. We do not expect any underwriter in an offering of Common Shares or the Amended TARP Warrant by Treasury to claim to be an agent of Treasury in such offering. Accordingly, any attempt to assert such a claim against the members, officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus, any applicable prospectus supplement or the registration statement of which this prospectus and any applicable prospectus supplement are a part or resulting from any other act or omission in connection with the offering to which this prospectus or any applicable prospectus supplement relates likely would be barred.

Information about the Selling Shareholder may change over time and changed information will be set forth in supplements to this prospectus or in reports incorporated by reference into this prospectus if and when required.

DESCRIPTION OF THE SECURITIES
This prospectus contains a summary of the Common Stock and Amended TARP Warrant. The following summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms and conditions for each security. You should read these documents as well as the documents filed as exhibits to or incorporated by reference to this registration statement. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

DESCRIPTION OF THE COMMON STOCK

In this section, references to “the Company,” “we,” “our,” and “us” refer only to CommunityOne Bancorp and not its consolidated subsidiaries.

General
Our authorized capital stock currently consists of 2,500,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of April 11, 2014, there were 21,973,183 shares of common stock outstanding and no shares of preferred stock outstanding.
Our board of directors also designated and reserved for issuance 51,500 shares of Series A Fixed Rate Cumulative Perpetual Preferred Stock, or Series A Preferred Stock. As of April 11, 2014, no shares of Company Series A Preferred Stock were outstanding.
Our board of directors has also designated and reserved for issuance pursuant to the exercise of rights under our Tax Benefits Preservation Plan 250,000 shares of its Junior Participating Preferred Stock, Series B, or Company Series B Preferred Stock. As of April 11, 2014, no shares of Company Series B Preferred Stock were outstanding.
Treasury holds the Amended TARP Warrant, which is a ten-year warrant and entitles Treasury to purchase up to 22,072 shares of our common stock at a price of $16.00 per share. It is subject to certain anti-dilution and other adjustments. In addition, as of April 11, 2014, an aggregate of 51,329 shares of our common stock were reserved for issuance upon conversion or exercise of outstanding stock options and awards.
Because we are a holding company, the rights of the Company to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of our shareholders to benefit indirectly from such distribution) would be subject to the prior claims of creditors of that subsidiary, except to the extent that the Company itself may be a creditor of that subsidiary with recognized claims. Claims on the Company’s subsidiaries by creditors other than the Company will include substantial obligations with respect to deposit liabilities and purchased funds.
The holders of our common stock are entitled to share ratably in dividends when and if declared by the board of directors from funds legally available for the dividends. In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of our common stock will be entitled to share ratably in any of our assets or funds that are available for distribution to our shareholders after the satisfaction of our liabilities (or after adequate provision is made therefor) and after preferences of any outstanding the Company preferred stock. Our common stock is neither redeemable nor convertible into another security of the Company.
Each holder of our common stock has one vote for each share held on matters presented for consideration by the shareholders. Holders of common stock do not have cumulative voting rights. All of the members of our board of directors are elected for one year terms annually at the Annual Meeting of Shareholders and until their respective successors are elected and qualified.
Generally, the holders of our common stock have no preemptive rights to acquire any additional shares of our common stock, except with respect to the shares issued to certain investors as described below. Our common stock is listed on The Nasdaq Capital Market, which requires shareholder approval of the issuance of additional shares of common stock under certain circumstances.
Our articles of incorporation and bylaws contain certain anti-takeover provisions that may discourage or may make more difficult or expensive a tender offer, change in control or takeover attempt that is opposed by our board of directors. In particular, our articles of incorporation and bylaws:

•	permit our board of directors to issue, without shareholder approval unless otherwise required by law, voting preferred stock with such terms as our board of directors may determine; and

•
require the affirmative vote of the holders of at least 75% of our voting shares to approve major corporate transactions unless the transaction is approved by three-fourths of our “disinterested” directors.

In addition, we adopted a Tax Benefits Preservation Plan, which provides an economic disincentive for any one person or group to become a 5% shareholder and for any existing 5% shareholder to acquire more than a specified amount of additional shares.
Common Stock Issued in the Recapitalization
Pursuant to the Investment Agreements with affiliates of each of the Anchor Investors, and the Subscription Agreements with the Additional Investors in the Recapitalization of the Company completed on October 21, 2011, the Anchor Investors and the Additional Investors (except for those certain directors and officers who purchased shares in the Recapitalization) are entitled to certain rights and are subject to certain obligations with respect to our common stock they hold to which our other shareholders are not entitled or subject.
For so long after the closing date of the Recapitalization as an Anchor Investor owns, together with its affiliates, at least 5% of the outstanding shares of our common stock, the Investment Agreements require us to:

•
nominate and recommend to our shareholders the election of such Anchor Investor’s designated director to the Company board of directors at our annual meetings of shareholders and use reasonable best efforts to have such designees elected as directors by our shareholders;

•	elect or appoint the directors designated by the Anchor Investor to serve on the board of directors of CommunityOne Bank;

•	appoint the directors designated by the Anchor Investor to certain committees of each of the Company and CommunityOne Bank boards of directors, as identified by the Anchor Investor; and

•	invite a designee of the Anchor Investor to attend meetings of the Company and CommunityOne Bank boards of directors in a nonvoting, observer capacity.

Until the date that an Anchor Investor no longer owns, together with its affiliates, either all shares purchased by the Anchor Investor under the applicable Investment Agreement or at least 1.5% of the outstanding shares of our common stock, the Investment Agreements require us to provide the Anchor Investor with preemptive rights with respect to public or private offerings of our equity securities, or any securities, options or debt that is convertible or exchangeable into equity or that includes an equity component, to enable the Anchor Investor to maintain its percentage interest of our common stock beneficially owned, with certain specified exceptions generally applicable to issuances of equity securities not related to a capital raising event.
The Investment Agreements require us to prepare and file with the SEC as soon as practicable (but not later than 15 days) after the transfer restrictions discussed below expire a shelf registration statement covering the resale of all of the shares of our common stock purchased under the Investment Agreements (and equity securities issued with respect to such shares). The Investment Agreements also provide the Anchor Investors with demand registration rights applicable at any time the shelf registration statement discussed above is not existing and effective. In addition, the Investment Agreements provide the Anchor Investors with “piggyback” registration rights, or the right to include their shares of Company common stock in a registration statement that we propose to file to register its securities, whether or not for its own account.
The Investment Agreements generally restrict each Anchor Investor from selling or otherwise transferring or disposing of the shares purchased under the Investment Agreements until the earliest to occur of the following:

•	the nine-month anniversary of the closing date, or July 21, 2012;

•	the date on which the Anchor Investor and its affiliates own less than 5% of the outstanding shares of our common stock;

•	the commencement of a bona fide tender offer or exchange offer that, if completed, would result in a change of control of the Company;

•	the public announcement by the Company that we are “for sale” in a transaction that would result in a change of control; and

•	the execution by the Company of a definitive agreement which, if consummated, would result in a change of control of the Company.

The Subscription Agreements executed by the Additional Investors (other than the directors and officers) include the same preemptive rights granted to the Anchor Investors, but the Additional Investors do not have demand registration rights, governance rights or the transfer restrictions described above. The Additional Investors who purchased shares of our common stock in the Private Placement and who are directors and officers do not have preemptive rights, governance rights or registration rights. However, because the common stock issued to all of the Additional Investors are restricted securities, they can be sold only pursuant to an effective registration statement or an exemption therefrom. A resale registration statement covering the shares issued to the Additional Investors other than those who are directors and officers was declared effective by the SEC on January 27, 2012.
Tax Benefits Preservation Plan
We generated significant net operating loss carryforwards, or NOLs, as a result of our prior losses. Our ability to use these NOLs to offset future taxable income will be limited if we experience an “ownership change” as defined in Section 382 of the Internal Revenue Code (“Section 382”). Section 382 generally restricts the use of NOLs after an “ownership change.” An ownership change occurs if, among other things, the shareholders (or specified groups of shareholders) who own or have owned, directly or indirectly, 5% or more of a corporation’s common stock or are otherwise treated as 5% shareholders under Section 382 and the United States Department of the Treasury regulations promulgated thereunder increase their aggregate percentage ownership of that corporation’s stock by more than 50 percentage points over the lowest percentage of the stock owned by these shareholders over a three-year rolling period. In the event of an ownership change, Section 382 imposes an annual limitation on the amount of taxable income a corporation may offset with NOLs.
To reduce the likelihood that future transactions in our common stock will result in an ownership change, we adopted a Tax Benefits Preservation Plan on April 15, 2011, which plan provides an economic disincentive for any person or group to become a 5% shareholder.
In connection with the Tax Benefits Preservation Plan, our board of directors declared a dividend of one preferred share purchase right in respect of each share of common stock outstanding as of April 25, 2011 and to become outstanding during the term of the plan. Each preferred share purchase right represents the right to purchase, upon the terms and subject to the conditions in the Tax Benefits Preservation Plan, 1/10,000th of a share of our Company Series B Preferred Stock for $0.64, subject to adjustment. The preferred share purchase rights will become exercisable by the holders of those rights (other than the person causing the triggering event) upon certain triggering events, such as any person becoming an owner of 4.99% or more of our outstanding common stock. Prior to such a triggering event, our board of directors may, at its option, exchange all or part of the then outstanding and exercisable preferred share purchase rights at an exchange ratio of one share of common stock per preferred share purchase right, subject to adjustments and limitations described in the Tax Benefits Preservation Plan.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572.

DESCRIPTION OF THE AMENDED TARP WARRANT

In this section, references to “the Company,” “we,” “our,” and “us” refer only to CommunityOne Bancorp and not its consolidated subsidiaries.

The following is a description of the Amended TARP Warrant. The description of the Amended TARP Warrant contained in this section is qualified in its entirety by the terms of the Amended TARP Warrant, a form of which is incorporated by reference in the registration statement of which this prospectus is a part.

Common Shares Subject to the Amended TARP Warrant

The Amended TARP Warrant is initially exercisable for 22,072 Common Shares.

Exercise of the Amended TARP Warrant

The exercise price applicable to the Amended TARP Warrant is $16.00 per Common Share. The Amended TARP Warrant may be exercised, in whole or in part, at any time on or before 5:00 p.m., New York City time on October 21, 2021 by surrender of the Amended TARP Warrant and a completed notice of exercise attached as an annex to the Amended TARP Warrant, and the payment of the exercise price for the Common Shares for which the Amended TARP Warrant is being exercised. The exercise price may be paid either by the withholding by the Company of such number of Common Shares issuable upon exercise of the Amended TARP Warrant equal to the value of the aggregate exercise price of the Amended TARP Warrant determined by reference to the market price of our Common Shares on the trading day on which the Amended TARP Warrant is exercised or, if agreed to by us and the holder of the Amended TARP Warrant, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the Amended TARP Warrant is subject to the further adjustments described below under the heading “-Adjustments to the Amended TARP Warrant.”

Upon exercise of the Amended TARP Warrant, certificates for the Common Shares issuable upon exercise will be issued to the holder of the Amended TARP Warrant. We will not issue fractional shares upon any exercise of the Amended TARP Warrant. Instead, the holder of the Amended TARP Warrant will be entitled to a cash payment equal to the market price of our Common Shares on the last trading day preceding the exercise of the Amended TARP Warrant (less the pro-rated exercise price of the Amended TARP Warrant) for any fractional shares that would have otherwise been issuable upon exercise of the Amended TARP Warrant. We will at all times reserve the aggregate number of Common Shares for which the Amended TARP Warrant may be exercised. We have listed the Common Shares issuable upon exercise of the Amended TARP Warrant with the Nasdaq.

Rights as a Shareholder

The holder of the Amended TARP Warrant shall have no rights or privileges of the holders of our Common Shares, including any voting rights, until (and then only to the extent) the Amended TARP Warrant has been exercised.

Transferability and Assignability

The Amended TARP Warrant and all rights under the Amended TARP Warrant are transferable and assignable.

Adjustments to the Amended TARP Warrant

Adjustments in Connection with Stock Dividends, Stock Splits, Subdivisions, Reclassifications and Combinations.

The number of shares for which the Amended TARP Warrant may be exercised and the exercise price applicable to the TARP Warrant will be proportionately adjusted in the event we pay stock dividends or make distributions of our Common Shares, subdivide, combine or reclassify outstanding Common Shares.

Certain Issuances.

     Until the earlier of October 21, 2014 and the date Treasury no longer holds the Amended TARP Warrant (and other than in certain permitted transactions described below), if we issue any Common Shares (or rights or warrants or other securities convertible or exercisable into Common Shares) at a price per share less than the applicable per share warrant exercise price, then the exercise price under the Amended TARP Warrant shall be adjusted to equal the consideration per Common Share received by the Company in connection with such issuance, and the number of Common Shares into which the Amended TARP Warrant is exercisable will be adjusted. Permitted transactions that do not result in such an adjustment include issuances:

•	as consideration for or to fun the acquisition of businesses and/or related assets at fair market value;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by the Board of Directors;

•
in connection with public or broadly marketed offerings and sales of Common Shares or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions; and

•	in connection with the exercise of preemptive rights on terms existing as of the Amended TARP Warrant issue date.

Other Distributions.

If we declare any dividends or distributions other than stock dividends, the exercise price of the Amended TARP Warrant will be adjusted to reflect such distribution.

Certain Repurchases.

If we effect a pro rata repurchase of Common Shares both the number of shares issuable upon exercise of the Amended TARP Warrant and the exercise price will be adjusted.

Business Combinations.

In the event of a merger, consolidation, statutory share exchange or similar transaction involving the Company and requiring shareholder approval or certain reclassifications of Common Shares not otherwise covered, the Amended TARP Warrant holder’s right to receive Common Shares upon exercise of the Amended TARP Warrant shall be converted into the right to exercise the Amended TARP Warrant for the consideration that would have been payable to the Amended TARP Warrant holder with respect to the Common Shares for which the Amended TARP Warrant may be exercised, as if the Amended TARP Warrant had been exercised prior to such merger, consolidation, statutory share exchange or similar transaction or reclassification.

VALIDITY OF THE SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the Common Shares and the Amended TARP Warrant offered pursuant to this prospectus will be passed upon for us by Katherine Trotter, Esq. Senior Vice President and Counsel for CommunityOne Bancorp. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

Our consolidated financial statements as of December 31, 2013 and 2012 and for each of the years in the three-year period ended December 31, 2013, and the effectiveness of our internal control over financial reporting as of December 31, 2013, have been incorporated by reference in this prospectus in reliance upon the report of Dixon Hughes Goodman LLP, registered independent public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

,  2014

Common Stock
Warrant

________________________

PROSPECTUS

________________________

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus and any accompanying prospectus supplement or to make representations as to matters not stated in this prospectus and any accompanying prospectus supplement. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the Company have not changed since the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee		$4,094
FINRA Filing Fee		5,268
Printing Expenses		*
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Miscellaneous Expenses		*
Total	$	*
* These fees depend upon the securities offered and the number of issuances and cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers

The Company’s Amended and Restated Bylaws (the “Bylaws”) provide that any person who at any time serves or has served as a director or officer of the Company (including all subsidiaries, constituent corporations absorbed into the Company or subsidiaries by merger), or who, while serving as a director or officer of the Company, is or was servicing, at the Company, in another corporation, partnership, joint venture, trust or other enterprise, or any director, officer or employee of the Company who is or was serving as a trustee or administrator under the Company’s employee pension and welfare benefit plan (the “ERISA fiduciary”), shall have a right to be indemnified by the Company to the fullest extent permitted by law against liability and litigation expenses, including reasonable attorney’s fees, arising out of such status or activities in such capacity, provided that the Company will not indemnify a director or officer against liability or litigation expense incurred in connection with activities undertaken that if at the time taken were known or reasonably should have been known to him to be clearly in conflict with the best interests of the Company, and the Company will not indemnify an ERISA fiduciary against liability or litigation expense incurred in connection with activities undertaken that if at the time taken were known or reasonably should have been known to him to be clearly in conflict with the best interests of the Company’s employee benefit plan. The Company will also indemnify the director, officer or ERISA fiduciary for reasonable costs, expenses and attorneys’ fees in connection with the enforcement of indemnification rights.
Indemnification under the Company’s Bylaws shall only be paid after a determination that the director, officer or ERISA fiduciary did not act in a manner, at the time the activities were taken, that was known or reasonably should have been known by him to be clearly in conflict with the best interests of the Company, or the employee benefit plan to which the activities relate, as the case may be. Such determination shall be made (a) by the affirmative vote of a majority (but not less than two) of directors who are or were not parties to such action, suit or proceeding or against whom any such claim is asserted (“disinterested directors”) even though less than a quorum, or (b) if a majority (but not less than two) of disinterested directors so direct, by independent legal counsel in a written opinion, or (c) by the vote of a majority of all of the voting shares other than those owned or controlled by directors, officers or ERISA fiduciaries who were parties to such action, suit or proceeding or against whom such claim is asserted, or by a unanimous vote of all of the voting shares, or (d) by a court of competent jurisdiction.
Expenses incurred by a director, officer or ERISA fiduciary in defending a civil or criminal claim, action, suit or proceeding may, upon approval of a majority (but not less than two) of the disinterested directors, even though less than a quorum, or, if there are less than two disinterested directors, upon unanimous approval of the Board of Directors, be paid by the Company in advance of the final disposition of such claim, action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or ERISA fiduciary to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified against such expenses by the Company.
Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporations Act (the “NCBCA”) contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the NCBCA permits a corporation, with certain exceptions, to indemnify a present or former director against liability if (i) the director conducted himself in good faith, (ii) the director reasonably believed (x) that the director’s conduct in the director’s official capacity with the corporation was in its best interests and (y) in all other cases the director’s conduct was at least not opposed to the corporation’s best interests, and (iii) in the case of any criminal proceeding, the director had no reasonable cause to believe the director’s conduct was unlawful. A corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. The above standard of conduct is determined by the board of directors, a committee of the board of directors, special legal counsel or the shareholders as prescribed in Section 55-8-55.

Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation to indemnify a director or officer in the defense of any proceeding to which the director or officer was a party against reasonable expenses incurred by such director or officer when the director or officer is wholly successful in the director’s or officer’s defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if the director or officer is adjudged fairly and reasonably so entitled under Section 55-8-54. Section 55-8-56 allows a corporation to indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent, consistent with public policy, as a director or as otherwise set forth in the corporation’s articles of incorporation or bylaws or by resolution of the board of directors or contract.
In addition, Section 55-8-57 permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals. The Company has purchased a directors’ and officers’ liability insurance policy which, subject to certain limitations, insures the Company’s directors and officers against damages they might become legally obligated to pay as a result of any negligent act, error or omission committed by directors of officers while acting in their capacity as such.
The foregoing is only a general summary of certain aspects of the Company’s Bylaws dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the full text of the Bylaws, which are incorporated by reference to this Registration Statement.

Item 16.  Exhibits

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a)                                  List of Exhibits

See the Exhibit Index filed as part of this registration statement.

(b)                                 Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.  Undertakings

Undertakings

(a)                                  the undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section15 (d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     If the registrant is relying on Rule 430B:

(A)                              Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                                Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)                                  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)                                  That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by directors, officers or controlling persons of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)                                 The undersigned registrant hereby undertakes that:

(1)                                  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)                                  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Charlotte, North Carolina, on this 14th day of April 2014.

COMMUNITYONE BANCORP
(Registrant)

/s/ Brian E. Simpson
Brian E. Simpson
Chief Executive Officer

POWER OF ATTORNEY
Each of the undersigned hereby appoints each of Brian E. Simpson and David L. Nielsen as attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this registration statement, any other registration statements and exhibits thereto that is the subject of this registration statement filed pursuant to Rule 462 under such Act, and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian E. Simpson*	Chief Executive Officer (Principal Executive Officer)	April 14, 2014
Brian E. Simpson

/s/ David L. Nielsen*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer	April 14, 2014
David L. Nielsen

/s/ Austin A. Adams*	Director	April 14, 2014
Austin A. Adams

/s/ John J. Bresnan*	Director	April 14, 2014
John J. Bresnan

/s/ Scott B. Kauffman*	Director	April 14, 2014
Scott B. Kauffman

/s/ Jerry R. Licari*	Director	April 14, 2014
Jerry R. Licari

/s/ J. Chandler Martin*	Director	April 14, 2014
J. Chandler Martin

/s/ T. Gray McCaskill*	Director	April 14, 2014
T. Gray McCaskill

/s/ H. Ray McKenney, Jr.*	Director	April 14, 2014
H. Ray McKenney, Jr.

/s/ Robert L. Reid*	Director	April 14, 2014
Robert L. Reid

/s/ Boyd C. Wilson, Jr.*	Director	April 14, 2014
Boyd C. Wilson, Jr.

EXHIBIT INDEX

Exhibit No.	Document
1.01	Form of Underwriting Agreement for Common Stock*
4.01	Specimen of Registrant’s Common Stock Certificate, incorporated herein by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q filed August 5, 2013
4.02
Amended Warrant to purchase up to 2,207,143 shares of common stock of the Registrant issued to Treasury, incorporated herein by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q filed November 10, 2011.

4.03
Tax Benefits Preservation Plan, dated as of April 15, 2011, between the Registrant and Registrar and & Transfer Company, which includes the Form of Rights Certificate as Exhibit B and the Form of Right Form of Summary of Terms as Exhibit C, incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed April 21, 2011.

4.04
Amendment to Tax Benefits Preservation Plan, dated as of April 27, 2011, between the Registrant and Registrar and Transfer Company, incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed April 27, 2011.

5.01	Opinion of Katherine Trotter, Senior Vice President and Counsel for the Registrant (filed herewith).
23.01	Consent of Dixon Hughes Goodman LLP, an Independent Registered Public Accounting Firm (filed herewith).
23.02	Consent of Katherine Trotter (included in Exhibit 5.1).
24.01	Power of Attorney (included on signature page).
* To be filed by amendment or by a Current Report on Form 8-K, or where applicable, incorporated by reference from a subsequent filing, if we enter into any such agreement or issue any such instrument in connection with the offer of any securities registered hereunder.